UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
 ____________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  January 5, 2026

FORMFACTOR, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware		000-50307	13-3711155
(State or Other Jurisdiction of Incorporation)		(Commission File Number)	(IRS Employer Identification No.)

7005 Southfront Road
Livermore,	CA		94551
(Address of Principal Executive Offices)			(Zip Code)

Registrant’s telephone number, including area code:  (925) 290-4000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
_____________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value	FORM	Nasdaq Global Select Market

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐     Emerging growth company

☐    If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 2.05.  Costs Associated with Exit or Disposal Activities.

On January 5, 2026, FormFactor, Inc. (“we”, “the Company” or “FormFactor”) adopted restructuring plans that are intended to better align cost structure and support gross margin improvement to the Company’s target financial model, while also aligning manufacturing capabilities with current and anticipated business needs and the Company's strategic priorities. As part of this restructuring plan, the Company is consolidating the manufacturing facilities located in Carlsbad, California and Baldwin Park, California. As a result, we have incurred, or expect to incur, personnel-related costs to sever or retain approximately 200 to 300 employees. We expect the actions defined under these plans will be largely completed by the end of December 2026, except facilities charges, which may extend beyond that time.

The restructuring plans are expected to result in the Company recording restructuring charges in the aggregate amount of approximately $30 to $40 million on a GAAP basis, estimated to be comprised primarily of $20 to $25 million of cost related to impairment of leasehold improvements, facility exits, and other costs, $9 to $13 million of severance, retention and other employee-related costs, and $1 to $2 million in contract and lease termination costs. Of these amounts, the Company expects the majority of the charges to be incurred in the current fiscal year.

The Company expects approximately $10 to $15 million of the charges will result in future cash expenditures and approximately $20 to $25 million in non-cash charges.

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the FormFactor’s current expectations and are subject to significant risks and uncertainties. The estimates of the charges and future cash expenditures associated with the plans are subject to a number of assumptions, and actual results may differ materially from these estimates. FormFactor may be required to revise these estimates in future periods, and such revisions could be material. FormFactor undertakes no obligation to update these forward-looking statements, except as required by law.

Item 2.06. Material Impairments.

The disclosure under Item 2.05 is incorporated by reference into this Item 2.06.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORMFACTOR, INC.

Date:	January 08, 2026	By:	/s/ Alan Chan
			Name:	Alan Chan
			Title:	Senior Vice President, Chief Legal Officer and Secretary